UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 20, 2011

Date of Report
(Date of earliest event reported)

Teleconnect Inc.

(Exact name of registrant as specified in its charter)

Florida	0-230611	90-0294361
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

Oude Vest 4
4811 BD Breda
The Netherlands

(Address of principal executive offices)

Registrant's telephone number, including area code:  011-31-630-048-023

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This is an amendment to a previously filed Form 8-K current report dated July 25’th. 2011.  This amendment is filed to note that the disclosure has been made to the accountants and that the responsive letter is attached.

Section 4	Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 20, 2011, management of Teleconnect Inc. (the “Company”) was advised by its independent public accountants that the financial statements filed in the Quarterly Reports on Form 10-Q for the quarters ended December 31, 2010 and March 31, 2011 contain errors relating to amortization of certain intangibles.  The Company has determined that the amortization of the intangibles related to the HEM purchase was improperly calculated resulting in $141,418 and $167,590 of excess amortization being reported in the quarterly statements ended December 31, 2010 and March 31, 2011, respectively.

Amortization expense and accumulated amortization has been reduced by the excess $309,008 for the nine months ended June 30, 2011 in the condensed consolidated financial statements to be filed before the August 15, 2011 due date.

 The Company’s authorized officers discussed the matters in this Report with the independent accountants and agreed that the financial reports for the first two fiscal quarters be restated since it considers this amount to be material.  The Company is in the process of amending  the first and second quarter financial statements which will be filed immediately after this third fiscal quarter Report is filed mid August.

Section 9	Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No. 7.1  Letter from Company’s Auditors dated July 27, 2011

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2011

Teleconnect Inc.

/s/ Dirk L. Benschop
Dirk L. Benschop, President